Exhibit 21

LEGAL NAME	STATE OF INCORPORATION OR FORMATION	DBA INFORMATION
4therapy.com NETWORK	California

Academy of the Sierras, a Healthy Living Academy, LLC	Delaware	Academy of the Sierras North Carolina Wellspring Academy of California Wellspring Academy of the Carolinas

Academy of the Sierras, LLC	Delaware

Adirondack Leadership Expeditions, LLC (f/k/a Adirondack Expeditions, LLC)	Delaware

Advanced Treatment Systems, Inc.	Virginia	Coatesville Treatment Ctr. Lebanon Treatment Ctr.

AHS of Idaho, Inc.	Idaho	SUWS Adolescent Program SUWS Youth Programs SUWS Journeys

Aspen Achievement Academy, LLC (f/k/a Aspen Achievement Academy, LLC)	Delaware

Aspen Education Group, Inc. (f/k/a Aspen Youth Services, Inc.)	California

Aspen Institute for Behavioral Assessment, LLC (f/k/a Aspen Institute of Behavioral Assessment, LLC and O and A Project, LLC)	Delaware

Aspen Ranch, LLC	Delaware

Aspen Solutions, Inc.	California

Aspen Youth, Inc.	California

ATS of Cecil County, Inc.	Virginia	Cumberland Treatment Ctr. Elkton Treatment Ctr. Pine Heights Treatment Ctr.

ATS of Delaware, Inc.	Virginia	Claymont Treatment Ctr.

ATS of North Carolina, Inc.	Virginia

Carolina Treatment Ctr. of Fayetteville

Carolina Treatment Ctr. Of Pinehurst

Carolina Treatment Ctr. Of Goldsboro

Cumberland County Treatment Ctr.

Mountain Health Solutions-North Wilkesboro

Mountain Health Solutions-Asheville

AYS Management, Inc.	California

Baton Rouge Treatment Ctr., Inc.	Louisiana	Baton Rouge Treatment Ctr. North Louisiana Treatment Center North Shore Treatment Center

Bayside Marin, Inc.	Delaware	Bayside Marin I Bayside Marin II Bayside Marin III Bayside Marin IV

LEGAL NAME	STATE OF INCORPORATION OR FORMATION	DBA INFORMATION
Beckley Treatment Center, LLC	West Virginia	Beckley Treatment Center

BGI of Brandywine, Inc.	Virginia	Bowling Green at Brandywine

Bowling Green Inn of Pensacola, Inc.	Virginia	12 Oaks Treatment Center Wellness Resource Center

Bowling Green Inn of South Dakota, Inc.	Virginia	Keystone Treatment Center

Bromley Brook School, LLC (f/k/a Manchester Acquisition Co., LLC)	Delaware

LEGAL NAME	STATE OF INCORPORATION OR FORMATION	DBA INFORMATION
California Treatment Services (Partnership)	California	Recovery Solutions of Santa Ana

Camp Huntington, Inc.	New York

Camp Wellspring, LLC	Delaware

Wellspring New York

Wellspring Family Camp, LLC (MI)

Wellspring Hawaii

Wellspring Texas

Wellspring Wisconsin

Wellspring Pennsylvania

Wellspring Florida

Wellspring Family Camp (NC)

Wellspring Women’s Program

Wellspring Lake Tahoe

Wellspring Oregon

Wellspring Georgia

Wellspring Washington DC

CAPS of Virginia, Inc.	Virginia

Cartersville Center, Inc.	Georgia	Cartersville Center

(Dissolved 5/20/11)	Delaware

Charleston Treatment Center, LLC	West Virginia	Charleston Treatment Center

Clarksburg Treatment Center, LLC EIN 55-0785369	West Virginia	Clarksburg Treatment Center

Comprehensive Addictions Programs, Inc.	Delaware

Copper Canyon Academy, LLC (f/k/a AZ Acquisition, LLC)	Delaware

Coral Health Services, Inc.	Wisconsin

CRC ED Treatment, Inc.	Delaware	Center for Hope of the Sierras Montecatini Montecatini II Carolina House Austin Sendero Montecatini Outpatient Treatment Center

CRC Health Management, Inc.	Delaware

CRC Health Oregon, Inc.	Oregon	Allied Health Services Alder Allied Health Services Belmont Allied Health Services Burnside Allied Health Services Ontario Allied Health Services Tigard Allied Health Services Medford

CRC Health Tennessee, Inc.	Tennessee

New Life Lodge

New Life Recovery Services-Cookevill

New Life Recovery Services-Jacksboro

New Life Recovery Services-Jamestown

New Life Recovery Services-Knoxville

New Life Recovery Services-Knoxville West

CRC Holdings, LLC	Delaware

CRC Recovery Inc.	Delaware	Echo Malibu Treatment Center Midcoast Treatment Center

LEGAL NAME	STATE OF INCORPORATION OR FORMATION	DBA INFORMATION
CRC Weight Management, Inc.	Delaware

CRC Wisconsin RD, LLC	Wisconsin	Burkwood Treatment Center

East Indiana Treatment Center, LLC	Indiana	East Indiana Treatment Center

Evansville Treatment Center, LLC	Indiana	Evansville Treatment Center

Four Circles Recovery Center, LLC (f/k/a Appalachian Trails Recovery, LLC)	Delaware

Galax Treatment Center, Inc.	Virginia	Life Center of Galax New River Treatment Center Clinch Valley Treatment Center

Healthy Living Academies, LLC	Delaware	Wellspring Camps Wellspring Retreat (CA) Wellspring Retreat (NC) Wellspring Journey

Huntington Treatment Center, LLC	West Virginia	Huntington Treatment Center

LEGAL NAME	STATE OF INCORPORATION OR FORMATION	DBA INFORMATION
Indianapolis Treatment Center, LLC	Indiana	Indianapolis Treatment Center

Island View Residential Treatment Center, LLC EIN 20-1724721	Delaware

Jayco Administration, Inc.	Nevada

(Duplicate – see below)

Loan Administration, LLC	Delaware

Loan Holdings, LLC	Delaware

Milwaukee Health Service Systems (Partnership)	California	10th Street Clinic River’s Shore Clinic Madison Health Services Valley Health Services Wausau Health Services

Mount Bachelor Educational Center, Inc. (f/k/a Mount Bachelor Educational Facility, Inc. and Mt. Bachelor Academy, Inc.)	Oregon	Mount Bachelor Academy

National Specialty Clinics, LLC	Delaware

Talisman Academy LLC (name changed from New Leaf Academy of North Carolina, LLC)(f/k/a Biltmore Academy, LLC, Aspen NC Real Estate, LLC and NC Real Estate, LLC)	Delaware

New Leaf Academy, Inc. (f/k/a New Leaf Acquisition, Inc.)	Oregon

NorthStar Center, Inc. (f/k/a NorthStar Center, LLC)	Delaware

Oakley School, LLC (f/k/a Oakley Acquisition, LLC)	Delaware

Outback Therapeutic Expeditions, LLC (f/k/a Walkabout Therapeutic Expeditions, LLC)	Delaware

Parkersburg Treatment Center, LLC	West Virginia	Parkersburg Treatment Center

Passages To Recovery, LLC	Delaware

Phoenix Outdoor, LLC	Delaware

Richmond Treatment Center, LLC	Indiana	Richmond Treatment Center

San Diego Health Alliance, Inc.	California	Capalina Clinic El Cajon Treatment Center Fashion Valley Clinic

San Diego Treatment Services (Partnership)	California	Home Avenue Clinic Third Avenue Clinic

Sheltered Living Incorporated	Texas	Life Healing Center of Santa Fe

Sierra Tucson Inc.	Delaware	Sierra Tucson

Sober Living by the Sea, Inc.	California	Sunrise Recovery Ranch The Rose of Newport Beach The Victorian House Sober Living IOP

LEGAL NAME	STATE OF INCORPORATION OR FORMATION	DBA INFORMATION
Southern Indiana Treatment Center, LLC	Indiana	Southern Indiana Treatment Center

Structure House, LLC	Delaware	Wellspring at Structure House

SunHawk Academy of Utah, Inc.	Delaware

SUWS of the Carolinas, Inc.	Delaware	SUWS Seasons

Swift River Academy, L.L.C.	Delaware

Stone Mountain School, Inc. (name changed from Talisman School, Inc.)	Delaware	Stone Mountain School

Talisman Summer Camp, LLC	Delaware

The Camp Recovery Centers, (LP)	California	Starlite Recovery Center Azure Acres The Camp Recovery Center

Transcultural Health Development, Inc.	California	Coastal Recovery Center

Treatment Associates, Inc.	California	Sacramento Treatment Center

Turn-About Ranch, Inc.	Delaware

Virginia Treatment Center, Inc.	Virginia	Roanoke Treatment Center

Volunteer Treatment Center, Inc.	Tennessee	Volunteer Treatment Center

WCHS, Inc.	California

Colton Clinical Services

Desert Treatment Clinic

Canyon Park Treatment Solutions (name changed due to move)

Northwest Treatment Center

Recovery Treatment Center

Riverside Treatment Center

The Renton Clinic

Tacoma Treatment Solutions

Temecula Valley Treatment Center

Vancouver Treatment Solutions

Spokane Treatment Solutions

Wellspring Adventure Camp, LLC (f/k/a Aspen Adventure Camp, LLC)	Delaware	Western Wellspring Adventure Camp, LLC in CA Wellspring Adventure Camp California Wellspring Adventure Camp North Carolina Wellspring Camp La Jolla

Wellspring Camp UK LTD	United Kingdom

Wellspring Camp Vancouver ULC	British Columbia, Canada

Wellspring Community Programs, LLC	Delaware

Wheeling Treatment Center, LLC	West Virginia	Wheeling Treatment Center

White Deer Realty, Ltd.	Pennsylvania

LEGAL NAME	STATE OF INCORPORATION OR FORMATION	DBA INFORMATION
White Deer Run, Inc.	Pennsylvania

Cove Forge Prep

White Deer Run of Lancaster

New Perspectives at White Deer Run

White Deer Run at Blue Mountain

New Directions at Cove Forge

Cove Forge Renewal Center

White Deer Run of Allentown

White Deer Run of Allenwood

White Deer Run of Altoona

White Deer Run of Harrisburg

White Deer Run of Lewisburg

White Deer Run of New Castle

White Deer Run of Williamsport

White Deer Run of York

Cove Forge Behavioral Health System

Cove Forge Behavioral Health System at Erie Cove Forge Behavioral Health System at Pittsburg

Cove Forge Behavioral Health System at Williamsburg

Wichita Treatment Center Inc.	Kansas	Wichita Treatment Center

Wilderness Therapy Programs, Inc.	Oregon	SageWalk, the Wilderness School

Williamson Treatment Center, LLC	West Virginia	Williamson Treatment Center

Wilmington Treatment Center, Inc.	Virginia	Wilmington Treatment Center

Youth Care of Utah, Inc.	Delaware	Pine Ridge Academy Youth Care